Exhibit 23.1
Woodward Governor Company



             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-10409) of Woodward Governor Company and Subsidiaries of our report dated November 9, 1999 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 9, 1999 relating to the financial statement schedule, which appears in this Form 10-K.





PricewaterhouseCoopers LLP
Chicago, Illinois
December 22, 1999

Exhibit 23.2
Woodward Governor Company


             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-10409) of Woodward Governor Company and Subsidiaries of our report dated October 17, 1997 relating to the financial statements of GENXON Power Systems, L.L.C., as of September 30, 1997 and for the period from October 21, 1996 (date of inception) to September 30, 1997, which report appears in this Form 10-K.







PricewaterhouseCoopers LLP
San Jose, California
December 22, 1999